EXHIBIT 99.1

STURM, RUGER & CO., INC. SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER
EARNINGS OF 43¢ PER SHARE AND DECLARES DIVIDEND OF 10¢ PER SHARE

SOUTHPORT, CONNECTICUT, July 28, 2010--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the second quarter of 2010, the Company reported net sales of $64.4 million and earnings per share of 43¢, compared with sales of $72.4 million and earnings per share of 46¢ in the second quarter of 2009.

For the six months ended July 3, 2010, net sales were $132.7 million and earnings were 86¢ per share.  For the corresponding period in 2009, net sales were $135.9 million and earnings were 76¢ per share.

The Company also announced today that its Board of Directors declared a dividend of 10.0¢ per share for the second quarter, for shareholders of record as of August 13, 2010, payable on August 27, 2010.  The amount of the dividend was based on a percentage of Operating Profit after adjustment for certain items, the same approach used by the Company since 2009.  Under this approach, the amount of the quarterly dividend fluctuates directly with certain operating results of the Company.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results of 2010:

•	New product introductions remain a strong driver of demand and represented $42 million, or 32% of sales, in the first six months of 2010.

•
The estimated sell-through of the Company’s products from distributors to retailers in the first half of 2010 increased 1% from the first half of 2009, despite a reduction in National Instant Criminal Background Check System (NICS) background checks of 2% during this period.

•
Cash generated from operations during the first half of 2010 was $17.8 million. At the end of the second quarter of 2010, our cash and equivalents totaled $58.7 million.  Our current ratio is 4.0 to 1 and we have no debt.

•
During the first half of 2010, capital expenditures totaled $12.6 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $18 to $20 million for capital expenditures during 2010.

•	At the end of the second quarter of 2010, stockholders’ equity was $109 million, which equates to a book value of $5.68 per share, of which $3.05 per share was cash and equivalents.

•
For the third consecutive year, a Ruger handgun has been named the Shooting Industry Academy of Excellence "Handgun of the Year". The Ruger SR9c is the compact version of the SR9 striker-fired pistol, one of the slimmest and most ergonomic 9mm pistols on the market today.

The Company filed its Quarterly Report on Form 10-Q for the second quarter of 2010. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/.  Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	July 3, 2010	December 31, 2009

Assets

Current Assets
Cash and cash equivalents	$5,707	$5,008
Short-term investments	52,982	50,741
Trade receivables, net	22,383	25,049
Gross inventories	49,438	51,048
Less LIFO reserve	(38,150)	(38,663)
Less excess and obsolescence reserve	(2,377)	(2,727)
Net inventories	8,911	9,658

Deferred income taxes	4,536	5,893
Prepaid expenses and other current assets	1,395	2,062
Total current assets	95,914	98,411

Property, plant and equipment	145,377	134,057
Less allowances for depreciation	(104,491)	(101,324)
Net property, plant and equipment	40,886	32,733
Deferred income taxes	5,627	6,190
Other assets	3,702	4,345
Total Assets	$146,129	$141,679

STURM, RUGER & COMPANY, INC.

	July 3, 2010	December 31, 2009

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$9,018	$12,011
Product liability	424	1,147
Employee compensation and benefits	8,556	12,890
Workers’ compensation	5,489	5,443
Income taxes payable	384	1,543
Total current liabilities	23,871	33,034

Accrued pension liability	12,180	12,194
Product liability accrual	762	935
Contingent liabilities – Note 9	--	--

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2010 – 22,988,318 issued, 19,234,497 outstanding 2009 – 22,826,601 issued, 19,072,780 outstanding	22,988	22,827
Additional paid-in capital	8,109	8,031
Retained earnings	128,748	115,187
Less: Treasury stock – at cost 2010 and 2009 – 3,753,821 shares	(30,167)	(30,167)
Accumulated other comprehensive loss	(20,362)	(20,362)
Total Stockholders’ Equity	109,316	95,516
Total Liabilities and Stockholders’ Equity	$146,129	$141,679

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Net firearms sales	$63,621	$71,372	$130,891	$133,600
Net castings sales	768	1,018	1,775	2,320
Total net sales	64,389	72,390	132,666	135,920

Cost of products sold	42,649	47,358	87,794	91,362
Gross profit	21,740	25,032	44,872	44,558

Expenses:
Selling	5,118	5,319	11,017	10,764
General and administrative	3,984	5,563	7,919	9,709
Other operating expenses, net	-	175	398	675
Total operating expenses	9,102	11,057	19,334	21,148

Operating income	12,638	13,975	25,538	23,410

Other income:
Interest (expense) income, net	(24)	39	(57)	(40)
Other income (expense), net	174	(14)	301	(4)
Total other income (expense), net	150	25	244	(44)

Income before income taxes	12,788	14,000	25,782	23,366

Income taxes	4,604	5,320	9,281	8,879

Net income	$8,184	$8,680	$16,501	$14,487

Earnings per share
Basic	$0.43	$0.46	$0.86	$0.76
Diluted	$0.42	$0.45	$0.85	$0.76

Average shares outstanding
Basic	19,196	19,059	19,141	19,052
Diluted	19,504	19,272	19,333	19,110

Cash dividends per share	$0.093	$0.086	$0.153	$0.086

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Six Months Ended
	July 3, 2010	July 4, 2009

Operating Activities
Net income	$16,501	$14,487
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4,419	3,325
Slow moving inventory valuation adjustment	(314)	(302)
Stock-based compensation	908	2,950
Loss on sale of assets	10	-
Deferred income taxes	553	(380)
Changes in operating assets and liabilities:
Trade receivables	2,666	(1,725)
Inventories	1,061	6,176
Trade accounts payable and accrued expenses	(2,946)	(797)
Employee compensation	(4,334)	2,269
Product liability	(896)	(68)
Prepaid expenses, other assets and other liabilities	1,296	(769)
Income taxes payable	(1,160)	(1,715)
Cash provided by operating activities	17,764	23,451

Investing Activities
Property, plant and equipment additions	(12,598)	(6,829)
Proceeds from sale of assets	16	-
Purchases of short-term investments	(76,977)	(48,708)
Proceeds from maturities of short-term investments	74,736	27,564
Cash used for investing activities	(14,823)	(27,973)

Financing Activities
Tax benefit from exercise of stock options	698	1,378
Repayment of line of credit balance	-	(1,000)
Repurchase of common stock	-	(14)
Dividends paid	(2,940)	(1,640)
Cash used for financing activities	(2,242)	(1,276)

Increase (decrease) in cash and cash equivalents	699	(5,798)

Cash and cash equivalents at beginning of period	5,008	9,688

Cash and cash equivalents at end of period	$5,707	$3,890